EXHIBIT 99.3

Script of Video to Employees
William A. Wise

Good morning.

I wish I could speak with each one of you in person today; however, since the need to provide a timely account of today's events is critical, I'm using this video as a way to get information to you as quickly as possible.

I have exceptional news to share with you.
As you may have already heard by now, we issued a press release this morning announcing a new transaction that will have a significant impact on the future of our company.

El Paso Energy Corporation and The Coastal
Corporation have entered into a strategic merger agreement. Under the terms of this agreement, El Paso and Coastal will combine to form a new company, one that will be, by any measure, the leading natural gas and power franchise in North America. Last year's merger with Sonat solidified our core base in all the strategic segments of the natural gas industry. Today's transaction vaults us into the top tier of energy majors.
The total value of this deal is approximately
$16 billion, including $6 billion of assumed debt and preferred equity. It is a stock transaction and will be accounted for as a pooling of interests. Each share of Coastal stock will be exchanged for 1.23 shares of El
Paso stock.

The new combined company will become the only company to have a top tier presence in every sector of the natural gas and power arena, including natural gas transmission, production, gathering and processing, marketing, and power generation. Our combined interstate transmission systems will consist of 60,000 miles of pipeline and will move more gas than any natural gas company in the world. We will have 16,000 miles of gathering systems, 22 processing plants, and we will process over one and a half billion cubic feet per day of gas in our midstream business. Together the companies control over 12,000 MW of power generation worldwide. The new company will have proven reserves in excess of five trillion cubic feet equivalent and based on our for the combined company's production for this year, we will be among the top three U.S. producers of natural gas, immediately behind Exxon and BP/Amoco. In addition, we will be adding some new businesses to our current portfolio of energy services, including the refining, retail marketing, and terminaling of refined products.

As we discussed at our recent employee
meetings, one of our key strategies for
continued future growth has been to seek significant acquisitions and mergers within our industry. The merger between El Paso and Tenneco Energy is generally perceived to be one of the most successful mergers in the energy industry. The El Paso/Sonat merger has been equally successful. I believe that this merger will set still a new standard, not only for our company, but also for the energy industry. As you may recall from one of my slides in the employee meeting, the total enterprise value of this company at the end of 1995 was $2 billion. In 1997, after the Tenneco merger, we more than doubled the enterprise value of the company to $7 billion. Then at the end of 1999, after we closed the merger with Sonat, the enterprise value of the company more than doubled again to over $16 billion. With this deal, in just one year, we have the opportunity to double the total enterprise value of this company once again to over $32 billion.

What does achieving size, scale, and scope of this magnitude mean to us? It most certainly means we will have access to opportunities that are unprecedented in this industry. We will be uniquely positioned to take advantage of emerging opportunities as the gas and power arenas continue to converge.
Furthermore, we will be integrated from
wellhead to electron with the scale and
market reach to lead both the gas industry and the power industry in North America.

I know that many of you have questions about this merger and how it will impact you. I'd like to take a few minutes now to try to address some of these questions.

Let me begin by telling you about The Coastal
Corporation. Coastal is a Fortune 500 energy company with assets of more than $14 billion and subsidiary operations in natural gas gathering, marketing, processing, storage and transmission; petroleum refining, marketing, distribution and chemicals; gas and oil exploration and production; coal mining; and power. The company's headquarters are in Houston.

Coastal has 2 large regulated pipeline
systems: ANR pipeline and Colorado Interstate
Gas Company.  The regulated pipelines
transport 8 billion cubic feet of gas per day through 18,000 miles of pipeline, principally located in strategic regions throughout the central and Midwestern portion of the United
States. The company also has interests in the Great Lakes, Wyoming and the Alliance pipelines.

Coastal has 4,000 miles of gathering systems in its midstream business and 10 processing plants, 7 of which it operates. Coastal has entered into a partnership with a large
Canadian energy company to form a company called Engage Energy, which markets natural gas and provides energy management services.
Coastal also has significant exploration and production assets that include 3.6 Tcfe of proven reserves, the vast majority of which are natural gas. Coastal oil and gas has been one of the most successful oil and gas companies achieving top quartile performance in both finding costs and production growth.

In addition to these assets, which are a natural fit with our existing assets, Coastal has 3 principal refineries, which have the capacity to process 520,000 barrels of crude oil per day and produce a range of fuels, lubricants, and automotive products. They also have chemical operations, terminal facilities, and about 400 company-owned retail stores.

This is a giant move for our company, but we feel this is the right time and the right opportunity for us. Let me describe for you some of the key strategic benefits of this merger. We believe the scale, the skills, the opportunity sets, and the geographic reach of each business unit will benefit from this merger. The merger will be accretive to our earnings and it will enhance our credit rating. We will have access to capital at a lower cost and we believe that, over time, we will become the energy company of choice for institutional investors.

I want to take this opportunity to emphasize that we believe that El Paso Energy on a standalone basis remains on target for meeting our stated goal of 10 to 15 percent earnings growth for the next few years.
However, the financial community and our investors expect us to continue to increase earnings and shareholder value. We believe that this merger will help us meet those expectations through growth in both the regulated and non-regulated sides of our business-the combination should enhance the performance of all our business units. In fact, we expect the merger to add more than 5 percent to our earnings in 2001 and 2002.

Now, let me tell you about the company that will be formed when the merger is complete.
The company will be headquartered in Houston.
Ronald L. Kuehn, Jr. will remain chairman of the board of El Paso Energy until December
31, 2000.  At that time, I will become
chairman, president and chief executive
officer of the combined company.  David A.
Arledge, who is currently the chairman,
president and chief executive officer of The
Coastal Corporation, will become vice-
chairman and will oversee the non-regulated operations of the combined company. The
Board of Directors for the combined company will consist of 12 directors-seven designated by El Paso and five designated by Coastal.

Now here's the sequence of events for this transaction. First, the Securities and
Exchange Commission must review the merger disclosure documents. This will take about 60 to 90 days. During this time, we will also seek to obtain any regulatory approvals that are required. Once the SEC review is complete, shareholder approvals from both companies will be sought. We expect to complete this approval process and close the deal by year-end 2000.

I'd like to stress again what an important opportunity this transaction provides for all of us. The challenge before us now is to apply our proven experience to realize the full potential of this new merger. We will begin immediately assembling transition teams with key personnel from both organizations.
This process has proved effective in our previous mergers, ensuring that we capture the best ideas and practices from each company and achieve a smooth transition to a single organization immediately upon closing.

I hope my discussion today has helped you understand the strategic reasons for the merger and how it will help ensure the continued growth of El Paso Energy
Corporation. You can look for further
communications about this merger in the very near future. We welcome your questions and are committed to doing everything we can to answer them.

In closing I would also like to thank each of you for the tremendous job you have done in completing the Sonat merger. That success has positioned us to take this next step to becoming the clear leader in our industry.

Thank you.


[The following information inserted as
a graphic on video image]

       CAUTIONARY STATEMENT REGARDING
         FORWARD-LOOKING STATEMENTS
     This release includes forward-looking
statements and projections, made in reliance on the safe harbor provisions of the Private
Securities Litigation Reform Act of 1995. The companies have made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including, without limitation, oil and gas prices; general economic and weather conditions in geographic regions or markets served by El Paso and Coastal and their affiliates, or where operations of the companies and their affiliates are located; inability to realize anticipated synergies and cost savings on a timely basis; difficulty in integration of operations; and competition. While the companies make these statements and projections in good faith, neither company nor their managements can guarantee that the anticipated future results will be achieved.
Reference should be made to the companies'
(and their affiliates') Securities and
Exchange Commission filings for additional important factors that may affect actual results.

               INVESTOR NOTICE
     Investors are urged to read the proxy
statement/prospectus which will be included in the Registration Statement on Form S-4 to be filed with the SEC in connection with the proposed merger because it will contain important information. After it is filed with the SEC, the proxy statement/prospectus will be available for free on the SEC's web site (www.sec.gov) and from El Paso Energy
Corporation's office of Investor Relations.
     In addition, the identity of the people
who, under SEC rules, may be considered
"participants in the solicitation" of El Paso
Energy shareholders in connection with the proposed merger, and a description of their interests, is available in an SEC filing under Schedule 14A made by El Paso Energy
Corporation on January 18, 2000.